UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2018

ADVANTEGO CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	0-23726	84-1116515
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3801 East Florida Ave., Suite 400, Denver. CO 80210
(Address of principal executive offices, including Zip Code)

Registrant ' s telephone number, including area code: (949) 627-8977

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provis ions :

☐ Written communications pursuant to Rule 425 under the Securities Act (l 7CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐ ·

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On December 17, 2018 the Company appointed James Mason to be a Director.

Mr. Mason (age 48) has been a private investor since January 2018. Between 1999 and 2017 Mr. Mason was the Chief Executive Officer of SynerMed , Inc. SynerMed developed customized information technology and business management software for independent physicians. SynerMed offered an internet portal that provided an array of clinical information, practice enhancement and management tools, and online practice and patient management by allowing administrators and physicians to access, store and process information. It also provided an internet portal that offered features to assist in-home supportive service consumers and providers, nurse lines, Medicaid and Medicare programs and ambulatory ICU. In addition to the foregoing, SynerMed offered a platform that allowed health plans to access claims, authorizations and healthcare transactions in real-time. SynerMed ceased operations in early 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advantego Corporation

Dated December 18, 2018.	By:	/s/ Robert W. Ferguson
Robert W. Ferguson
Chief Executive Officer

3